Exhibit 99.1

Paratek Pharmaceuticals Completes Merger With Transcept Pharmaceuticals

Merger results in a NASDAQ listed company, Paratek (NASDAQ: PRTK, as of October 31), which will focus on the development and commercialization of Paratek’s phase 3 ready drug candidate: omadacycline, a new antibiotic for serious community acquired infections.

Boston MA October 30, 2014. Paratek Pharmaceuticals, Inc. and Transcept Pharmaceuticals, Inc. (NASDAQ: TSPT, through October 30) today announced the two companies have completed their merger effective as of October 30, 2014.

Immediately prior to the merger, Paratek received gross proceeds of $93 million in new investment from a combination of certain current and new investors in Paratek, including Abingworth LLP, Aisling Capital, The Baupost Group, HBM Healthcare Investments, Interwest Ventures, Omega Funds, Roumell Asset Management and other highly regarded institutional investors. Together with approximately $14 million in available, pre-merger cash on Transcept’s balance sheet, the combined company has approximately $108 million in cash available before the payment of transaction and other fees.

Prior to the merger, Transcept effected a 12-1 reverse stock split of its outstanding common stock. As a result of the reverse stock split, every 12 shares of Transcept common stock outstanding immediately prior to the merger were combined and reclassified into one share of Transcept common stock. No fractional shares are being issued in connection with the reverse stock split. Instead, cash, based on the closing price of Transcept common stock on The NASDAQ Global Market on October 30, 2014, will be issued in lieu of fractions of shares.

The holders of shares of Paratek common stock outstanding immediately prior to the merger received 0.0675 shares of Transcept common stock in exchange for each share of Paratek common stock in the merger. The exchange ratio reflects the 12-1 reverse stock split. Following the $93 million financing, the reverse stock split and the merger, the combined company has approximately 14.4 million shares outstanding.

Also in connection with the merger, Transcept changed its name to Paratek Pharmaceuticals, Inc. The combined company will commence trading as of October 31, 2014 on The NASDAQ Global Market under the symbol “PRTK”.

The combined company will operate under the leadership of Michael F. Bigham, Chairman and Chief Executive Officer. The combined company’s board of directors is comprised of representatives from the former Paratek board of directors, a representative from the former Transcept board of directors and two new directors. In addition to Michael F. Bigham, the directors are Evan Loh, M.D., Richard J. Lim, Thomas J. Dietz, Ph.D., Jeffrey Stein, Ph.D., and Robert Radie.

“We are very pleased to complete this merger, which marks a significant milestone for Paratek. We are transitioning from a private company to a publicly-traded company through this merger, and significantly increasing our financial resources,” said Michael F Bigham. “These funds will enable us to develop and prepare for the potential commercialization of our phase 3-ready drug candidates, with a key focus on omadacycline for serious community acquired infections.”

Evan Loh, President and Chief Medical Officer, commented “Omadacycline is a new, broad-spectrum antibiotic we are developing for use as a first-line monotherapy for serious community-acquired bacterial infections where antibiotic resistance is of concern. We believe it has the potential to become the primary antibiotic choice of physicians for the treatment of community-acquired bacterial infections. We expect that our special protocol assessment (SPA) agreements with the US Food and Drug Administration (FDA) for the phase 3 trial designs in acute bacterial skin and skin structure infections (ABSSSI) and community acquired bacterial pneumonia (CABP) will enable Paratek to initiate these trials in 2015, moving us one step closer to bringing this important medicine to the patients who need it.”

About Omadacycline

Omadacycline is a new once daily intravenous and oral tetracycline-derived, broad-spectrum antibiotic being developed for use as a first-line monotherapy for patients suffering from serious community-acquired bacterial infections, such as ABSSSI, CABP and other community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians.

Omadacycline was designed to provide broad spectrum activity, and possibly shorter hospital stays, by allowing for the completion of therapy at home with an oral formulation, thereby potentially positioning omadacycline to become the primary antibiotic choice of physicians for the treatment of serious community-acquired bacterial infections.

About Paratek

Paratek Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon its expertise in novel tetracycline chemistry. Paratek’s lead product candidate, omadacycline, is a new tetracycline-derived, broad-spectrum antibiotic being developed in both oral tablet and intravenous formulations for use as a first-line monotherapy antibiotic for ABSSSI, CABP, urinary tract infections (UTI) and other serious community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians. Omadacycline has received Qualified Infectious Disease Product (QIDP) designation by the U.S. Food and Drug Administration for both the oral and intravenous formulations in all three of these infectious disease categories. Paratek has Special Protocol Assessment agreements with the FDA for the phase 3 trials planned in ABSSSI and CABP.

Paratek’s second product candidate, WC 3035 (sarecycline), is a new tetracycline-derived compound, with dual narrow-spectrum antibacterial and potent anti-inflammatory activity, for the treatment of acne and rosacea in the community setting. Paratek has licensed rights to WC 3035 for the treatment of acne and rosacea in the United States to a subsidiary of Actavis (formerly Warner Chilcott), while retaining rights in the rest of the world. Actavis is responsible for the clinical development of WC 3035 for the treatment of acne in the United States. A phase 3 program in moderate-severe acne is expected to be initiated in 2014 for WC 3035.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties.

All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives, intentions, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the availability of cash for Paratek’s future operations, Paratek’s ability to develop its drug candidates for potential commercialization, the timing of the commencement of omadacycline phase 3 trials for ABSSSI and CABP, the potential for omadacycline to be successfully developed for use as a first-line empiric monotherapy for patients suffering from serious community-acquired bacterial infections, the potential of omadacycline to become the primary antibiotic choice of physicians for the treatment of serious community-acquired bacterial infections, including ABSSSI, CABP and UTI, the potential use and effectiveness of WC 3035 (sarecycline) for the treatment of acne and rosacea in the community setting, and the timing of the commencement of a phase 3 program in moderate-severe acne for WC 3035. Paratek may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Paratek makes, including the risks that Paratek’s planned clinical trials may be prolonged or delayed requiring Paratek to incur additional costs; that Paratek’s planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities; that Paratek’s product candidates may have undesirable side effects which may delay or prevent marketing approval; that, even if approved by the FDA or non-U.S. regulatory authorities, Paratek’s product candidates may not achieve broad market acceptance; and the risks described in the “Risk Factors” sections the Registration Statement on Form S-4 (file no. 333-298464) and of Paratek’s periodic reports filed with the SEC. Paratek does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:
Paratek Pharmaceuticals, Inc.	Investor Relations:
Evan Loh	Hans Vitzthum
President and Chief Medical Officer	LifeSci Advisors, LLC.
(617) 275-0040 x223	212-915-2568
eloh@Paratekpharm.com	hans@lifesciadvisors.com